ENERGY TRANSFER EQUITY, L.P.
UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information of Energy Transfer Equity, L.P. (“ETE”) reflects the pro forma impacts of (i) Energy Transfer Partners, L.P. ("ETP") contribution of its propane operations to AmeriGas Partners, L.P. (“AmeriGas”) in exchange for approximately $1.46 billion in cash and approximately 29.6 million common units representing limited partner interests in AmeriGas (the “Propane Transaction”) and (ii) the Southern Union Merger (as defined below).

The unaudited pro forma condensed consolidated balance sheet gives effect to the Propane Transaction and the Southern Union Merger as if both had occurred on December 31, 2011; the unaudited pro forma condensed consolidated statement of operations assumes that both transactions were consummated on January 1, 2011. The unaudited pro forma condensed balance sheet and condensed consolidated statements of operations should be read in conjunction with ETE's Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2012.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Propane Transaction and/or the Southern Union Merger had been consummated on the dates indicated, nor are they necessarily indicative of the results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this document.

Propane Transaction
On January 12, 2012, ETP contributed its propane operations, consisting of Heritage Operating, L.P. ("HOLP") and Titan Energy Partners, L.P. ("Titan") (collectively, the “Propane Business”) to AmeriGas. ETP received approximately $1.46 billion in cash and approximately 29.6 million AmeriGas Common Units valued at $1.12 billion at the time of the contribution. AmeriGas also assumed approximately $71.0 million of existing HOLP debt. The cash proceeds were used to complete the redemption of $750 million of aggregate principal amount of ETP senior notes and to repay borrowings on ETP's revolving credit facility.

Southern Union Merger
On March 26, 2012, Sigma Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of ETE, completed its acquisition of Southern Union. Southern Union is the surviving entity in the merger and will continue to operate as a wholly-owned subsidiary of ETE.
Under the terms of the merger agreement, Southern Union stockholders were able to elect to exchange each outstanding share of Southern Union common stock for $44.25 in cash or 1.00 ETE Common Unit, with no more than 60% of the aggregate merger consideration payable in cash and no more than 50% of the merger consideration payable in ETE Common Units. Based on the final results of the merger consideration, elections were as follows:

•	approximately 54% of outstanding Southern Union shares, or 67,985,929 shares, received cash for total cash consideration of $3.01 billion; and

•	approximately 46% of outstanding Southern Union shares, or 56,981,860 shares, received ETE Common Units valued at $2.35 billion at the time of the merger.
In connection with the Southern Union Merger on March 26, 2012, ETP completed its acquisition of CrossCountry Energy LLC ("CrossCountry"), a subsidiary of Southern Union which owns an indirect 50%

interest in Citrus Corp. ETP paid $1.895 billion in cash and issued $105 million of ETP Common Units (the “Citrus Transaction”). ETP used cash proceeds from its completed public offering of $2 billion Senior Notes to fund the cash portion of the purchase price of the Citrus Transaction. ETE agreed to relinquish its rights to approximately $220 million of the IDR's from ETP that ETE would otherwise be entitled to receive over 16 consecutive quarters.

Pending Sunoco Merger
On April 30, 2012, ETP announced its entry into a definitive merger agreement whereby ETP will acquire Sunoco, Inc. ("Sunoco") in a common unit and cash transaction valued at $5.3 billion based on the closing price of ETP's common units on April 27, 2012. This transaction is expected to close in the third or fourth quarter of 2012, subject to approval by Sunoco's shareholders and customary regulatory approvals. The following unaudited pro forma condensed consolidated financial information of ETE does not reflect this pending merger, which was announced subsequent to the consummation of the Southern Union Merger and Citrus Transaction.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2011
(in thousands)

	ETE Historical	Propane Transaction Pro Forma Adjustments		ETE as Adjusted for Propane Transaction	Southern Union Historical	Southern Union Merger Pro Forma Adjustments		ETE Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$126,342	$(52,799)	a	$333,043	$23,640	$—		$356,683
		259,500	b
Marketable securities	1,229	(1,218)	a	11	—	—		11
Accounts receivable, net of allowance for doubtful accounts	680,491	(126,935)	a	553,556	270,741	—		824,297
Accounts receivable from related companies	100,406	—		100,406	10,467	—		110,873
Inventories	327,963	(98,149)	a	229,814	204,235	—		434,049
Exchanges receivable	21,307	—		21,307	54,549	—		75,856
Price risk management assets	15,802	—		15,802	6,124	—		21,926
Other current assets	181,904	(21,938)	a	159,966	87,267	—		247,233
Total current assets	1,455,444	(41,539)		1,413,905	657,023	—		2,070,928

PROPERTY, PLANT AND EQUIPMENT, net	14,558,562	(732,848)	a	13,825,714	5,726,336	1,395,599	c	20,947,649

ADVANCES TO AND INVESTMENTS IN AFFILIATES	1,496,600	1,123,007	b	2,619,607	1,633,289	389,495	c	4,642,391
LONG-TERM PRICE RISK MANAGEMENT ASSETS	26,011	—		26,011	—	—		26,011
GOODWILL	2,038,975	(615,826)	a	1,423,149	89,227	1,866,464	c	3,378,840
INTANGIBLE ASSETS, net	1,321,201	(154,841)	a	1,166,360	164,984	45,118	c	1,376,462
Total assets	$20,896,793	$(422,047)		$20,474,746	$8,270,859	$3,696,676		$32,442,281

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2011
(in thousands)

	ETE Historical	Propane Transaction Pro Forma Adjustments		ETE as Adjusted for Propane Transaction	Southern Union Historical	Southern Union Merger Pro Forma Adjustments		ETE Pro Forma
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$512,023	$(45,172)	a	$466,851	$194,127	$—		$660,978
Accounts payable to related companies	33,208	(27,770)	a	5,438	—	—		5,438
Exchanges payable	17,957	—		17,957	145,212	—		163,169
Price risk management liabilities	90,053	(4,061)	a	85,992	58,598	—		144,590
Accrued and other current liabilities	763,912	(143,639)	a	620,273	183,099	232,023	d	1,035,395
Current maturities of long-term debt	424,160	(24,117)	a	108,043	543,254	—		651,297
		(292,000)	b
Total current liabilities	1,841,313	(536,759)		1,304,554	1,124,290	232,023		2,660,867

LONG-TERM DEBT, less current maturities	10,946,864	(56,927)	a	10,117,437	3,160,372	3,413,269	c	16,691,078
		(772,500)	b
SERIES A CONVERTIBLE PREFERRED UNITS	322,910	—		322,910	—	—		322,910
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	81,415	(61)	a	81,354	65,429	—		146,783
ACCUMULATED DEFERRED INCOME TAXES	—	—		—	1,044,877	726,530	c	1,771,407
OTHER NON-CURRENT LIABILITIES	244,202	(3,484)	a	240,718	236,280	—		476,998

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	71,144	—		71,144	—	—		71,144

PARTNERS’ CAPITAL:
General Partner	321	(1,103)	a	1,019	2,639,611	(2,639,611)	c	1,019
		1,801	b
Limited Partners:
Common Unitholders	52,485	(355,794)	a	277,464	—	1,964,465	c	2,241,929
		580,773	b
Accumulated other comprehensive income	678	(233)	a	445	—	—		445
Total partners’ equity	53,484	225,444		278,928	2,639,611	(675,146)		2,243,393
Noncontrolling interest	7,335,461	722,240	a, b	8,057,701	—	—		8,057,701
Total equity	7,388,945	947,684		8,336,629	2,639,611	(675,146)		10,301,094
Total liabilities and equity	$20,896,793	$(422,047)		$20,474,746	$8,270,859	$3,696,676		$32,442,281

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2011
(dollars in thousands, except per unit data)

	ETE Historical	Propane Transaction Pro Forma Adjustments		ETE as Adjusted for Propane Transaction	Southern Union Historical	Southern Union Merger Pro Forma Adjustments		ETE Pro Forma
REVENUES:
Natural gas operations	$2,985,471	—		$2,985,471	803,650	$—		$3,789,121
NGL sales	1,735,242	—		1,735,242	—	—		1,735,242
Gathering, transportation and other fees	1,845,267	—		1,845,267	1,846,330	—		3,691,597
Retail propane sales	1,360,653	(1,314,420)	a	46,233	—	—		46,233
Other	314,070	(113,094)	a	200,976	15,974	—		216,950
Total revenues	8,240,703	(1,427,514)		6,813,189	2,665,954	—		9,479,143
COSTS AND EXPENSES:
Cost of products sold - natural gas operations	5,182,999	(845,369)	a	4,337,630	1,362,177	—		5,699,807
Operating expenses	918,918	(328,137)	a	590,781	498,255	(15,708)	f	1,073,328
Depreciation and amortization	611,809	(78,256)	a	533,553	237,690	58,150	g	829,393
Selling, general and administrative	292,158	(46,776)	a	245,382	89,974	(21,352)	f	314,004
Total costs and expenses	7,005,884	(1,298,538)		5,707,346	2,188,096	21,090		7,916,532
OPERATING INCOME	1,234,819	(128,976)		1,105,843	477,858	(21,090)		1,562,611
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(739,811)	8,700	a	(669,011)	(219,232)	(157,853)	h	(1,007,959)
		62,100	b			38,137	i
Equity in earnings (losses) of affiliates	117,188	55,298	b	172,486	98,935	—		271,421
Gains (losses) on disposal of assets	(816)	2,837	a	2,021	—	—		2,021
Gains (losses) on non-hedged interest rate derivatives	(77,806)	—		(77,806)	—	—		(77,806)
Allowance for equity funds used during construction	957	—		957				957
Impairment of investment in affiliate	(5,355)	—		(5,355)				(5,355)
Other, net	15,954	(616)	a	15,338	1,643	—		16,981
INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	545,130	(657)		544,473	359,204	(140,806)		762,871
Income tax expense (benefit)	16,883	(3,593)	a	13,290	103,780	(13,268)	g, i	103,802
NET INCOME	528,247	2,936		531,183	255,424	(127,538)		659,069
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	218,436	2,176	e	220,612	—	27,140	j	247,752
NET INCOME ATTRIBUTABLE TO PARTNERS	309,811	760		310,571	255,424	(154,678)		411,317
GENERAL PARTNER'S INTEREST IN NET INCOME	959	3	e	962	—	52	k	1,014
LIMITED PARTNERS' INTEREST IN NET INCOME (LOSS)	$308,852	$757	e	$309,609	$255,424	$(154,730)		$410,303
BASIC NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$1.39							$1.47
BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,968,261							279,950,121	l
DILUTED NET INCOME (LOSS) PER LIMITED PARTNER UNIT	$1.38							$1.46
DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,968,261							279,950,121	l

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

ENERGY TRANSFER EQUITY, L.P.
NOTES TO UNAUDITED PRO FORMA INFORMATION

(a)	To record the deconsolidation of ETP's propane operations in connection with the Propane Transaction with AmeriGas.

(b)
To record the pro forma impacts from the consideration received in connection with the Propane Transaction, including (i) ETP's receipt of AmeriGas common units representing approximately 34% of the limited partner interests in AmeriGas, and (ii) ETP's use of cash proceeds from the transaction to redeem long-term debt. The unaudited pro forma condensed consolidated statements of operations include adjustments to reduce interest expense resulting from the repayment of (i) $402.3 million of outstanding borrowings on ETP's revolving credit facility based on the amount outstanding as of January 1, 2011 and (ii) the redemption of $750 million of aggregate principal amount of ETP's senior notes.

The unaudited pro forma condensed consolidated statements of operations also include adjustments to equity in earnings of affiliates to reflect net impact of (i) ETP's proportionate share of limited partners' interest in net income attributable to AmeriGas and (ii) amortization of the pro forma excess fair value associated with ETP's interest in AmeriGas. ETP's equity in earnings of AmeriGas reflected in its unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 are based on the pro forma earnings of AmeriGas for the twelve month period ended December 31, 2011 including the earnings of the Propane Business.

(c)
Under the terms of the merger agreement, Southern Union stockholders were able to elect to exchange each outstanding share of Southern Union common stock for $44.25 in cash or 1.00 ETE Common Unit, with certain limitations. Based on the stockholder elections the merger consideration was as follows:

•	approximately 54% of outstanding Southern Union shares, or 67,985,929 shares, received cash for total cash consideration of $3.01 billion; and

•	approximately 46% of outstanding Southern Union shares, or 56,981,860 shares, received ETE Common Units valued at $2.35 billion at the time of the merger.

The following table summarizes the preliminary assets acquired and liabilities assumed recognized as of the merger date:

Total current assets	$560,041
Property, plant and equipment	7,121,935
Goodwill	1,955,691
Intangible assets	47,000
Regulatory assets	136,280
Investments in unconsolidated affiliates	2,022,784
Other assets	26,822
11,870,553

Total current liabilities	886,908
Long-term debt obligations	3,565,260
Deferred income taxes	1,771,407
Other non-current liabilities	284,110
6,507,685
Total consideration	5,362,868
Cash received	36,613
Total consideration, net of cash received	$5,326,255

The adjustment to long-term debt reflects both the fair value adjustment recorded in connection with purchase accounting and incremental borrowings of $3.01 billion to fund the cash portion of the consideration.

(d)	To accrue merger related costs incurred in the three months ended March 31, 2012 in connection with the Southern Union Merger. This adjustment includes amounts incurred by Southern Union.

(e)	To reflect changes in amounts attributable to general partners, limited partners and noncontrolling interest based on the impacts of pro forma adjustments (a) and (b) above.

(f)
To eliminate the merger-related costs incurred by ETE and Southern Union. ETE merger-related costs were $21.4 million for the year ended December 31, 2011. Southern Union merger-related costs were $15.7 million for the the year ended December 31, 2011, which include change in control and severance costs. These costs are eliminated from ETE's pro forma income statement, because such costs would not have a continuing impact on ETE's results of operations.

(g)
To record depreciation expense on the $1.4 billion of excess purchase price allocated to property, plant and equipment based on a weighted average useful life of 24 years and record the related income tax impact.

(h)
To record interest expense at ETE's actual rate of 4.22% from borrowings of approximately $1.1 billion in connection with the Southern Union Merger. This adjustment also includes interest expense on ETP's borrowings of $1.895 billion at an actual weighted average rate of 5.85% to fund the Citrus Transaction.

(i)
To adjust amortization included in interest expense to (i) reverse historical amortization of financing costs and fair value adjustments related to debt and (ii) record pro forma amortization related to the pro forma adjustment of Southern Union’s debt to fair value and record the related income tax impact.

(j)
To record the change in net income attributable to ETP’s public unitholders as a result of the Citrus Transaction. This adjustment includes the impacts from (i) incremental income recorded by ETP from its equity method investment in Citrus Corp., (ii) the change in the relative ownership interests among the general partner and the limited partners as a result of ETP’s issuance of $105 million of ETP common in connection with the Citrus Transaction, and (iii) the impact for the periods presented of ETE’s relinquishment of $13.75 million per quarter of incentive distributions in connection with the Citrus Transaction.

(k)
To record change to the general partner’s interest in net income resulting from (i) changes in net income resulting from consolidation of Southern Union and the Citrus Transaction and (ii) changes in the general partner’s ownership percentage as a result of the issuance of 56,981,860 additional ETE common units.

(l)	The pro forma average number of limited partner units outstanding reflects ETE's issuance of $2.35 billion of ETE Common Units issued in connection with the Southern Union Merger.